UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On August 22, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of Professional Diversity Network, Inc. (the “Company”) approved the dismissal of Ciro E. Adams, CPA, LLC (“Ciro Adams”) as the Company’s independent registered public accounting firm.

The reports of Ciro Adams on the Company’s consolidated financial statements for the fiscal years ended December 31, 2020 and 2021, and the quarterly reviews for the first and second quarters of fiscal year 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Their reports on the Company’s financial statements for the fiscal years ended December 31, 2020 and 2021 contained an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 2 to the financial statements.

During the fiscal years ended December 31, 2020 and 2021, and through August 22, 2022, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Ciro Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ciro Adams would have caused Ciro Adams to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2020 and 2021 and through August 22, 2022, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses identified during the year ended December 31, 2020, relating to (i) the Company’s failure to implement policies and procedures to recognize revenue equal to the amount allocated from revenue sharing agreements with partners, (ii) the Company’s failure to implement accounting policies and procedures associated with its revenue sharing agreement to properly estimate allowance for doubtful accounts and bad debt expense, and (iii) accounting procedures not being sufficiently formal that management can determine whether the control objective is met, documentation supporting the procedures is in place, and personnel routinely know the procedures that need to be performed, in each case as initially disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Management determined that these material weaknesses had been remediated as of December 31, 2021.

The Company provided Ciro Adams with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Ciro Adams furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Ciro Adams agrees with the statements related to them made by the Company in this report. A copy of Ciro Adams’ letter to the SEC dated August 23, 2022 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

On August 22, 2022, the Audit Committee approved the appointment of Sassetti LLC (“Sassetti”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2022. During the fiscal years ended December 31, 2020 and 2021 and through August 22, 2022, neither the Company, nor anyone on its behalf, consulted Sassetti regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Sassetti that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
16.1	Letter of Ciro E. Adams, CPA, LLC dated August 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: August 23, 2022	/s/ Adam He
Adam He, Chief Executive Officer